SECURITIES PURCHASE AGREEMENT
DOCUMENT SPA-03082012

This Securities Purchase Agreement (this "Agreement") is dated as of March 8, 2012, between Sun River Energy, Inc., a Colorado corporation (the "Company") and JMJ Financial (the "Purchaser") (referred to collectively herein as the "Parties").

WHEREAS, the Company desires to sell and Purchaser desires to purchase a Convertible Promissory Note due, subject to the terms therein, three (3) years from its effective date of issuance, issued by the Company to the Purchaser, in the form of Exhibit A attached hereto (the "Note") and Warrants to purchase 961,538 shares of the Company's common stock for a period of three (3) years from the date hereof, issued by the Company to the Purchaser, in the form of Exhibit B attached hereto (the "Warrants," and together with the Note, the "Securities") as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

ARTICLE I PURCHASE AND SALE

1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase the Note, in an aggregate principal amount of $1,315,000, and a Warrant to purchase 961,538 shares of Company common stock with an aggregate exercise price of $625,000. The aggregate exercise price exercisable on this Warrant shall be prorated based on 50% of the amounts actually funded by the Purchaser to the Company under the Note. The Purchaser shall deliver to the Company, via wire transfer, immediately available funds in the amount of US $250,000 (the "Purchase Price"), and the Company shall deliver to the Purchaser the Note and the Warrants, and the Company and the Purchaser shall deliver any other documents or agreements related to this transaction, including, but not limited to, Representations and Warranties Agreement Document RW-03082012.

1.2 Effective Date. This Agreement will become effective only upon occurrence of the two following events: execution of this Agreement, the Note, and the Warrant by both the Company and the Purchaser, and delivery of the first payment of the Purchase Price by the Purchaser to the Company.

ARTICLE II MISCELLANEOUS

2.1 Successors and Assigns. This Agreement may not be assigned by the Company. The Purchaser may assign any or all of its rights under this Agreement and agreements related to this transaction. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Reservation of Authorized Shares. As of the effective date of this Agreement and for the remaining period during which the Note is convertible into shares of the Company and the Warrant is exercisable for shares of the Company, the Company will reserve from its authorized and unissued common stock a sufficient number of shares (at least 5,000,000 common shares) to provide for the issuance of common stock upon the full conversion of the Note and the full exercise of the Warrant. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of the Note and the Warrant constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary shares of common stock upon the conversion of the Note and the exercise of the Warrant. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated by the Agreement or for the issuance of the shares contemplated by the Note or the shares contemplated by the Warrant.

2.3 Piggyback Registration Rights. The Company shall include on the next registration statement the

Company files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the Note and all shares issuable upon exercise of the Warrant. Failure to do so will result in liquidated damages of 10% of the outstanding principal balance of the Note, but not less than $100,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of the Note.

2.4 Rule 144 Tacking Back and Registration Rights. Whenever the Note or Warrant or any other document related to this transaction provides that a conversion amount, make-whole amount, penalty, fee, liquidated damage, or any other amount or shares (a "Tack Back Amount") tacks back to the original date of the Note, Warrant, or document for purposes of Rule 144 or otherwise, in the event that such Tack Back Amount was registered or carried registration rights, then that Tack Back Amount shall have the same registration status or registration rights as were in effect immediately prior to the event that gave rise to such Tack Back Amount tacking back. For example, if the Purchaser converts a portion of the Note and receives registered shares and the Purchaser later rescinds that conversion, the conversion amount would be returned to the principal balance of the Note and upon any future conversion of the Note the amount converted would be convertible into shares registered on that registration statement.

2.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the principles of conflict of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

2.6 Delivery of Process by Purchaser to Company. In the event of any action or proceeding by the Purchaser against the Company, and only by Purchaser against the Company, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Purchaser via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known address or to its last known attorney as set forth in its most recent SEC filing.

2.7 Notices. Any notice required or permitted hereunder must be in writing and either be personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

2.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by email.

2.9 Expenses. The Company and the Purchaser shall pay all of their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. In the event any attorney is employed by either party to this Agreement with respect to legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

2.10 No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Agreement, the Note, the Warrant, or the Purchase Price without written permission by both the Company and the Purchaser.

2.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or

restriction.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 8th day of March, 2012.

COMPANY:

SUN RIVER ENERGY, INC.

By: ______________________
Donal R. Schmidt, Jr.
Chief Executive Officer

PURCHASER:

____
JMJ Financial / Its Principal

[Securities Purchase Agreement Signature Page]

REPRESENTATIONS AND WARRANTIES AGREEMENT
DOCUMENT RW-03082012

These Representations and Warranties apply to all transaction documents related to the Securities Purchase Agreement Document SPA-03082012 (the "Agreement") dated as of March 8, 2012, between Sun River Energy, Inc., a Colorado corporation (the "Company") and JMJ Financial (the "Purchaser"). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

The Company represents and warrants to the Purchaser, as of the date of the Agreement (unless otherwise stated), as follows:

1) Authorized Capital Stock. As of March 7, 2012, the Company has 100,000,000 authorized shares of common stock and 33,562,369 shares of common stock issued and outstanding. The Company has 2,544,667 warrants outstanding and 3,941,945 options outstanding. The Company has reserved for other parties from its authorized shares of common stock: 2,544,667 shares for warrants, 5,000,000 shares for employee stock options, and 964,200 shares for preferred stock or option conversions. As set forth above, the total number of authorized shares reserved for other parties is 8,508,867, there are 33,562,369 shares issued and outstanding, and there are therefore 57,928,764 authorized shares that are available for issuance or reservation, and the Company will reserve a sufficient number of shares for Purchaser as set forth in Section 2.2 of Document SPA-03082012. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security (other than the Note and the Warrant) issued by the Company (or in any agreement providing rights to security holders). The issuance and sale of the Note and the Warrant pursuant to the Agreement will not give rise to any preemptive rights or rights of first refusal, co-sale rights or any other similar rights on behalf of any person or result in the triggering of any anti-dilution or other similar rights.

2) No Conflicts. The execution, delivery and performance by the Company of the Agreement, the Note, and the Warrant, the issuance and sale of the Securities, and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company's or any of its subsidiaries' certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected.

3) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered into, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of the Agreement, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Purchaser in the Agreement, the Note, or the Warrant or that otherwise conflicts with the provisions of the Agreement, the Note, or the Warrant.

4) DWAC/DTC. The Company is currently able to electronically transfer shares via DWAC/FAST electronic transfer system. The shares of common stock of the Company are DTC eligible.

5) Transfer Agent. The Company's transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway Suite 102, Frisco, TX 75034, Telephone 469-633-0101, Fax 469-633-0088. The Company will not issue stop transfer instructions to the transfer agent regarding any shares of common stock of the Company issued to the Purchaser.

6) Registration Rights. No party has any right to cause the Company to effect a registration under the Securities Act of 1933, as amended, of any securities of the Company or any of its subsidiaries.

7) Piggyback Registrations Rights; Prohibition on Filing Other Registration Statements. The Company shall include on the next registration statement the Company files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the Note (the "Conversion Shares") and all shares issuable upon exercise of the Warrant (the "Warrant Shares"). The Company shall not file any other registration statement that does not include the Conversion Shares and the Warrant Shares until all Conversion Shares and all Warrant Shares are registered pursuant to a registration statement that is declared effective, provided that this Section 7 shall not prohibit the Company from filing amendments to registration statements filed prior to the date of the Agreement. Failure to comply with the terms of this paragraph will result in liquidated damages of 10% of the outstanding principal balance of the Note, but not less than $100,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of the Note.

8) SEC Documents. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC for the last two years pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, the SEC Documents, taken as a whole, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9) No Material Change. Since the date of the last 10-Q filed by the Company with the SEC on December 20, 2011, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) neither the Company nor any of its subsidiaries has altered its method of accounting; (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iv) the Company has not paid or declared any dividends or other distributions with respect to its capital stock; (v) there has not been any change in the capital stock of the Company, other than the sale of the Securities under the Agreement and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business); and (vi) there has not been any material adverse change in the condition (financial or otherwise), assets, properties, business, prospects or results of operations of the Company. The Company does not have pending before the SEC any request for confidential treatment of information.

10) Transfer Taxes. All stock transfer fees or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities or the conversion of the Notes or exercise of the Warrants will be, or, when the liability arises, will have been, fully paid or provided for by the Company and all laws imposing such fees and/or taxes will be or will have been fully complied with.

11) Other Financings. This section intentionally left blank.

12) Use of proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital, capital expenditures, and operating expenses.

13) Litigation. Except for those listed in Schedule A, there is no action, suit, inquiry, notice of violation, default, proceeding or investigation existing or pending against or affecting the Company, any of its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action"). Neither the Company nor any of its subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

14) Law. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any inquiry or investigation by the SEC, any state securities regulator, or the U.S. Department of

Justice targeted at the Company or any current officer, director, or employee of the Company; and more specifically, neither the Company nor any of its current officers, directors, or employees have received any subpoena or inquiry from any regulatory authority listed within this paragraph targeted at the Company or any current officer, director, or employee. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its subsidiaries under the Exchange Act or the Securities Act.

15) No Bankruptcy. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the effective date of the Agreement.

16) No Reverse Split. From the date hereof until the twelve (12) month anniversary of the effective date of the Agreement, the Company shall provide the Holder a 30-day written notice prior to undertaking a reverse or forward stock split or reclassification of the Company's common stock.

17) Conversion and Exercise. By entering into the Agreement, the Company agrees to take responsibility and accountability for the conversion terms of the Note and the exercise terms of the Warrant, and to honor the conversion and exercise terms as set forth in the Note and the Warrant.

18) Participation in Future Financings. From the date hereof until the twelve (12) month anniversary of the effective date of the Agreement, upon any issuance by the Company or any of its subsidiaries of any security for cash consideration (a "Subsequent Financing"), the Purchaser shall have the right to participate in the Subsequent Financing in a matching amount up to 100% of the Subsequent Financing on the same terms, conditions and price as provided for in the Subsequent Financing.

19) Terms of Future Financings. So long as any Note or Warrant is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Purchaser in the Agreement or the related transaction documents, then the Company shall notify the Purchaser of such additional or more favorable term and such term, at Purchaser's option, shall become a part of the transaction documents with the Purchaser.

20) Subsequent Equity Sales or Agreements. The Company shall provide the Purchaser, whenever the Purchaser requests at any time while the Note or Warrant is outstanding, a schedule of all issuances of Common Stock or any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (a "Common Stock Equivalent") since the date of the Agreement, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms. The term issuances shall also include all agreements to issue, or prospectively issue Common Stock or Common Stock Equivalents, regardless of whether the issuance contemplated by such agreement is consummated. The Company shall notify the Purchaser in writing of any issuances within twenty-four (24) hours of such issuance.

* * *

COMPANY:

SUN RIVER ENERGY, INC.

By: ______________________
Donal R. Schmidt, Jr.
Chief Executive Officer

PURCHASER:

____
JMJ Financial / Its Principal

[Representations and Warranties Agreement Signature Page]

Schedule A

Litigation

1) *Nova Leasing Litigation*

Sun River Energy, Inc. v. Nova Leasing, LLC and Securities Transfer Corp.; Cause No. 11-02692; In the 298th District Court Dallas County, Texas. Filed March 10, 2011.

Nova Leasing, LLC v. Sun River Energy, Inc. and Mountain Share Transfer, Inc.; Cause No. 11-cv-00689; In the United States District Court for the District of Colorado. Filed March 18, 2011

On March 10, 2011, the Company filed a lawsuit in the 298th district court in Dallas County, Texas against Nova Leasing, LLC ("Nova") and Securities Transfer Corporation ("STC") in connection with a dispute involving a series of transactions between Nova and the Company, wherein Nova received 1,200,000 shares of the Company's stock. The stock was issued to Nova in connection with some oil and gas leases Nova assigned to the Company. In 2006, the Company issued the stock and a promissory note for approximately $6,000,000 to Nova. The Company paid approximately $1,000,000 to Nova, but couldn't pay the remainder of the note, so the Company agreed to return all of the oil and gas leases to Nova. The Company entered into a release with Nova pursuant to advice from the Company's previous general counsel. The Company believes that Nova agreed to return the stock to the Company, but it was never returned. In 2011, the Company discovered that its previous general counsel (who advised the Company in connection with the Nova transaction) was also a member of Nova Leasing, but this was not disclosed to the Company at the time of the transactions. On August 19, 2011, the Company added the previous general counsel as a party to the Texas lawsuit. In the lawsuit, the Company seeks the return of the 1,200,000 shares of stock, damages and attorneys' fees from Nova based upon claims of rescission, unjust enrichment, fraud and breach of fiduciary duty. On March 18, 2011, Nova filed suit against the Company in the U.S. District Court for the District of Colorado in connection with the Company's refusal to register transfer the shares of stock. In the lawsuit, Nova seeks damages, and attorneys' fees from the Company. In the lawsuit, Nova has also alleged that the Company artificially inflated the price of the Company's stock and violated securities laws; however, the Company is unaware of any evidence whatsoever to support these allegations and believes they were included in order to keep the case in federal court. The Company has also filed a motion to dismiss the lawsuit in Colorado. The Colorado case has been stayed and the Texas case is ongoing.

2) *Coral Capital Partners, Erik Nelson, and Steve Stephens Litigation*

Sun River Energy, Inc. v. Erik S. Nelson, Steve Stephens, and Coral Capital Partners, Inc.; Cause No. 11CV216; In the District Court, Denver County, Colorado. Filed January 10, 2011 and subsequently removed to Federal Court.

Sun River Energy, Inc. v. Erik S. Nelson, Steve Stephens, and Coral Capital Partners, Inc.; Cause 11-cv-00198; In the United States District Court for the District of Colorado.

On January 10, 2011, the Company filed a lawsuit against Coral Capital Partners, Erik Nelson and Steve Stephens in Denver, Colorado. The case was removed from Colorado State District Court to the U.S. Federal District Court. This lawsuit involves Sun River's refusal to remove a restrictive legend from approximately 125,000 shares of restricted stock issued to the defendants in connection with consulting services they were to perform for the Company. Sun River refused to lift the legend because the defendants failed to perform the services they agreed to provide the Company and based upon insider trading by Nelson. Sun River filed the suit to seek a declaratory judgment from the court regarding its obligations to remove the restrictive legend.

3) *BG Oil and Gas, LLC et al. Litigation*

Sun River Energy, Inc., FTP Oil and Gas LP, Donal R. Schmidt, Jr., Thimothy Wafford, and Robert B. Fields v. BG Oil and Gas, LLC, FLT Oil and Gas, LLC and BCK Oil and Gas, LLC, Cause No. CC-11-06122-E, in the County Court at Law #5, Dallas County, Texas. Filed September 7, 2011.

BG Oil and Gas, LLC, FLT Oil and Gas, LLC and BCK Oil and Gas, LLC v. Robert B. Fields, Donal R. Schmidt, Jr., Thimothy S. Wafford, FTP Oil and Gas LP and Sun River Energy, Inc.; Index No. 652578/2011. Filed September 20, 2011. Dismissed by the New York Judge in February 2012.

On September 7, 2011, the Company filed an Original Petition and Request for Injunctive Relief in the County Court of Dallas County, Texas. This lawsuit arises from a contract between the defendants and FTP Oil and Gas LP and was filed in response to claims the defendants threatened to file against the plaintiffs in New York. Defendants subsequently filed suit in New York. Recently, in February 2012, the court dismissed the New York lawsuit. In that lawsuit, the defendants accused Mr. Schmidt, Mr. Wafford and Mr. Fields of fraud in connection with a contract under which the defendants acquired certain working interests in a wellbore from FTP. The defendants also claim that Sun River and FTP breached the contract by not obtaining the defendants' consent before FTP assigned its interests to Sun River. In the Texas lawsuit, the Company has asked the court for a declaratory judgment that, as a matter of law, there was no fraud because the language in the contract clearly states that no representations were made or relied upon by the defendants which were not set forth in the contract. The Company has also asked the court for declaratory judgment that the defendants breached the contract and that plaintiffs have not breached the contract. In the Texas Case, the defendants recently contacted Sun River's counsel seeking possible settlement for nuisance value.

4) *BW Raton, LLC v. Sun River Energy, Inc.; CPR Interests, LLC; Robert Wilkinson; Tom Pollman and Matthew Parker*; Cause No. D-809-CV-2012-7; In the Eighth Judicial District Court State of New Mexico County of Colfax. Filed January 9, 2012.

Suit in Colfax County, NM for unpaid bills at Best Western Raton for landmen. BW Raton is seeking between $25,000 to $40,000 for breach of contract and related causes of action. Sun River maintains that suit was filed against the wrong corporate entity, and that any debt is owed by Sun River's operating company.

5) *Basic Energy v. Sun River Operating, Inc. and Sun River Energy, Inc.*; Cause No. 2011-522; In the 123rd District Court of Panola County, Texas. Filed December 28, 2012.

Suit in Panola County for unpaid services $241,660.93 and seeking to foreclose mechanics and materialmens lien. Answer filed.

6) *Ultimate Printing and Graphics v. Sun River Energy, Inc.*; Case No. JS-1200002D; In Small Claims Court of Dallas County, Texas, Precinct 2. Filed January 3, 2012

Suit in Small Claims Court Dallas County for $1,720.96. Judgment entered against Sun River Energy, Inc. on February 15, 2012 for $1,720.96 plus all costs of the court.

7) *Sun River v. Harry Neal McMillan, Cicerone Corporate Development, LLC, CE McMillan Family Trust and JH Brech, LLC*

Suit filed February 10, 2012 by Sun River Energy, Inc. against Harry Neal McMillan, Cicerone Corporate Development, LLC, CE McMillan Family Trust and JH Brech, LLC for short swing profits under 16b. Sun River is seeking to recover an estimated $4 million in short swing profits from the defendants. The defendants have not yet filed an answer, but Sun River anticipates they will deny liability for these profits.

8) *Wells Fargo Bank, NA v. William D. Cavill aka William Cavil, Sharon Cavill; Wells Fargo Bank, N.A. and Sun River Energy, Inc.*; Cause No D809CV201100138. In the Eighth Judicial District Court State of New Mexico County of Colfax. Filed April 15, 2011.

This is a Colfax County foreclosure lawsuit against the Cavills, the surface owners of a tract of land in New Mexico who failed to pay their mortgage. Wells Fargo alleged Sun River owned a mineral interest in the same tract of land and sued Sun River solely for foreclosure of any interest Sun River may have and not for any monetary amounts. Sun River is agreeing to a judgment stating Sun River has no interest in the land being foreclosed upon. No monetary judgment will be taken against Sun River.

9) *GMAC Mortgage, LLC v. Thomas J. Sanchez; Michelene Bunker; Robert A. Doak, Jr., Frances L. Doak, Sun River Energy, Inc., New Mexico Energy, LLC and National City Mortgage Company*; Cause No. CV-2009-91; In the Eighth Judicial District Court State of New Mexico County of Colfax. Filed 2009.

A Colfax County foreclosure lawsuit against the surface owner of a tract of land for failure to pay his/her mortgage. Sun River Energy, Inc. owns the minerals under the land. GMAC to foreclose against Sun River's mineral interest and seeks to foreclosure and monetary damages against Sanchez. No monetary damages are sought by GMAC against Sun River. In 2009, Sun River filed a counterclaimed for abuse of process and slander of title and is seeking monetary damages including the recovery of its attorney's fees. Sun River is awaiting the case to be set for trial.

CONVERTIBLE PROMISSORY NOTE
$1,315,000 PLUS INTEREST DUE & PAYABLE
DOCUMENT A-03082012

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

Issue Date: March 8, 2012

FOR VALUE RECEIVED, **Sun River Energy, Inc.** as Obligor ("Borrower," or "Obligor"), hereby promises to pay to the Lender ("Lender" or "Holder"), as defined below on the signature page, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The "Lender" shall be:	JMJ Financial / Its Principal, or Its Assignees
The "Principal Sum" shall be:	$1,315,000 (one million three hundred fifteen thousand US Dollars) Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The "Consideration" shall be:	$1,250,000 (one million two hundred fifty thousand US dollars) in the form of cash payment by wire or check as set forth in the attached funding schedule.
The "Interest Rate" shall be:	5% (five percent) one time interest charge on the Principal Sum. No interest or principal payments are required until the Maturity Date, but both principal and interest may be included in conversion prior to maturity date.
The "Conversion Price" shall be the following price:	As applied to the Conversion Formula set forth in 2.2, 80% (eighty percent) of the average of the three lowest trade prices in the 20 trading days previous to the conversion.
The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	March 8, 2015.
Registration Rights shall be:	Piggyback Registration Rights as set forth in document SPA-03082012.
The "Prepayment Terms" shall be:	Prepayment prior to the Maturity Date is not permitted without written consent of the Holder.

ARTICLE 1 PAYMENT-RELATED PROVISIONS

1.1 Interest Rate. Subject to the Holder's right to convert, interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.

1.2 Default. In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash at the Mandatory Default Amount. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 1.2. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts hereon.

ARTICLE 2 CONVERSION RIGHTS

The Holder will have the right to convert the Principal Sum and accrued interest under this Note into Shares of the Borrower's Common Stock as set forth below.

2.1 Conversion Rights and Cashless Exercise. The Holder will have the right at its election from and after the Effective Date, and then at any time, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and nonassessable shares of common stock of Sun River Energy, Inc. (as such stock exists on the date of issuance of this Note, or any shares of capital stock of Sun River Energy, Inc. into which such stock is hereafter changed or reclassified, the "Common Stock") as per the Conversion Formula set forth in Section 2.2. Any such conversion shall be cashless, and shall not require further payment from Holder. Unless otherwise agreed in writing by both the Borrower and the Holder, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of Sun River Energy, Inc. Shares from any such conversion will be delivered to Holder (in any name directed by Holder) by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 3.1) by "DWAC/FAST" electronic transfer.

2.2. Conversion Formula. The number of shares issued through conversion is the conversion amount divided by the conversion price, as illustrated below. The Holder and the

Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). If no objection is delivered from Borrower to Holder regarding any variable or calculation of the conversion notice within 24 (twenty-four) hours of delivery of the conversion notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such Notice of Conversion and waive any objection thereto. The Company acknowledges and agrees that, absent a duly delivered objection notice as required above, the Holder shall materially rely on the confirmation and ratification of the conversion price and, notwithstanding subsequent information to the contrary that such computation was made in error, such deemed conversion price shall thereafter be the conversion price for purposes of such conversion.

$$\# \text{ Shares} = \frac{\text{Conversion Amount}}{\text{Conversion Price}}$$

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2.5 Reservation of Shares. As set forth in Section 2.2 of document SPA-03082012, as of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary shares of Common Stock upon the conversion of this Note.

2.6. Delivery of Conversion Shares. Shares from any such conversion will be delivered to Holder by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 3.1) by "DWAC/FAST" electronic transfer (such date, the "Share Delivery Date"). For example, if Holder delivers a conversion notice to Borrower at 5:15 pm eastern time on Monday January 1st, Borrower's transfer agent must deliver shares to Holder's broker via "DWAC/FAST" electronic transfer by no later than 2:30 pm eastern time on Wednesday January 3rd. If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, or for any other reason at Holder's discretion (including but not limited to a decrease in share price), Holder, at any time prior to selling those shares (in whole or in part), may rescind that particular conversion (in whole or in part) and have the conversion amount (in whole or in part) returned to the note balance with the conversion shares (in whole or in part) returned to the Borrower (under Holder and Borrower's expectation that any returned conversion amounts will tack back to the original date of the note). ***The Company will make its best efforts to deliver shares to Holder same day / next day.***

2.6.1 Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder (including election to pursue its rights under this Section 2.6 and subsections), at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

2.6.2 Conversion Delay Penalties. Holder may assess, at its election, penalties or liquidated damages (both referred to herein as "penalties") as follows.

2.6.2.A. For each conversion, Borrower agrees to deliver share issuance instructions to its transfer agent same day or next day. In the event that the share issuance instructions are not delivered to the Borrower's transfer agent by the next day, a penalty of $2,000 per day will be assessed for each day until share issuance instructions are delivered to the transfer agent ($2,000 per day inclusive of the day of conversion); and such penalty will be added to the principal balance of the Note (under Holder and Borrower's expectation that any penalty amounts will tack back to the original date of the note).

2.6.2.B. For each conversion, in the event that shares are not delivered by the third business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the principal balance of the Note (under Holder and Borrower's expectation that any penalty amounts will tack back to the original date of the note). *Borrower will not be subjected to any penalties once its transfer agent processes the shares to the DWAC system.*

2.6.3 If failure to deliver Conversion Shares occurs as follows, Holder may elect to enforce one or more of these remedies at its sole election.

2.6.3.A. In addition to any other rights available to the Holder, if the Borrower fails to cause its transfer agent to transmit to the Holder the shares on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or if the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Borrower shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions and other fees, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Shares that the Borrower was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either (x) reinstate the portion of the Note and equivalent number of shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded), (y) deliver to the Holder the number of shares of Common Stock that would have been issued had the Borrower timely complied with its conversion and delivery obligations hereunder, or (z) pay in cash to the Holder the amount obtained by multiplying (1) the number of Shares that the Borrower was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed. The Holder shall provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Borrower, evidence of the amount of such loss.

2.6.3.B. If the Borrower fails for any reason to deliver to the Holder the Shares by DWAC/FAST electronic transfer (such as by delivering a physical stock certificate) and if the Holder incurs a Market Price Loss, then at any time subsequent to incurring the loss the Holder may provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Borrower must make the Holder whole by either of the following options at Holder's election:

Market Price Loss = [(High trade price on the day of conversion) x (Number of shares receivable from the conversion)] – [(Sales price realized by Holder) x (Number of shares receivable from the conversion)].

Option A – Pay Market Price Loss in Cash. The Borrower must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder's written notice to the Borrower.

Option B – Add Market Price Loss to Principal Sum. The Borrower must pay the Market Price Loss by adding the Market Price Loss to the balance of the Principal Sum (under Holder's and the Borrower's expectation that any Market Price Loss amounts will tack back to the original date of issue of this Note).

2.6.3.C. If the Borrower fails for any reason to deliver to the Holder the Shares within 2 (two) business days of the Share Delivery Date and if the Holder incurs a Failure to Deliver Loss, then at any time subsequent to incurring the loss the Holder may provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Borrower must make the Holder whole as follows:

Failure to Deliver Loss = [(High trade price at any time on or after the day of conversion) x (Number of shares receivable from the conversion)].

The Borrower must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder's written notice to the Borrower.

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ARTICLE 3 MISCELLANEOUS

3.1. Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

3.2 Subsequent Equity Sales or Agreements. The Borrower shall provide the Holder, whenever the Holder requests at any time while this Note is outstanding, a schedule of all issuances of Common Stock or any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (a "Common Stock Equivalent") since the date of

issuance of this Note, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms. The term issuances shall also include all agreements to issue, or prospectively issue Common Stock or Common Stock Equivalents, regardless of whether the issuance contemplated by such agreement is consummated. The Borrower shall notify the Holder in writing of any issuances within twenty-four (24) hours of such issuance.

3.3. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4. Assignability. The Borrower may not assign this Note. This Note will be binding upon the Borrower and its successors, and will inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder to anyone of its choosing without Borrower's approval.

3.5. Governing Law. This Note will be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

3.6. Delivery of Process by Holder To Borrower. In the event of any action or proceeding by Holder against Borrower, and only by Holder against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known address or to its last known attorney set forth in its most recent SEC filing.

3.7. No Rights as Stockholder Until Conversion. This Note does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the conversion hereof as set forth in Section 2.1. So long as this Note is unconverted, this Note carries no voting rights and does not convey to the Holder any "control" over the Company, as such term may be interpreted by the SEC under the Securities Act or the Exchange Act, regardless of whether this Note is currently convertible.

3.8. Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

3.9. Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and

other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

3.10. Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies.

3.11. No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Borrower and Holder.

3.12. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by Borrower's counsel.

3.13. Director's Resolution. Once effective, Borrower will execute and deliver to Holder a copy of a Board of Director's resolution resolving that this note is validly issued, paid, and effective.

3.14. No Shorting. Holder agrees that so long as any Notes from Borrower to Holder remain outstanding, Holder will not enter into or effect any "short sales" of the common stock or hedging transaction which establishes a net short position with respect to the common stock of Sun River Energy, Inc. Borrower acknowledges and agrees that upon submission of conversion notice as set forth in Section 3.1 (up to the amount of cash paid in under the Note), Holder immediately owns the common shares described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

BORROWER[S]:

SUN RIVER ENERGY, INC.

By: ______________________
Donal R. Schmidt, Jr.
Chief Executive Officer

LENDER/HOLDER:

____
JMJ Financial / Its Principal

FUNDING SCHEDULE

- $250,000 paid to Borrower as the Purchase Price under document SPA-03082012.
- $1,000,000 in such amounts and dates after initial closing subject to Lender's sole discretion after considering such factors that include, but are not limited to, the status of any litigation against the Borrower, the status of regulatory investigations, the price and trading volume of Borrower's common stock, the existence of an event of default under any agreement between the Borrower and the Lender, the Borrower's business development initiatives, whether Borrower is in default under any other financing arrangements or any vendor or client relationship, and whether Borrower is DTC eligible.
- The Borrower understands and agrees that other than the $250,000 payment above, any additional payments that may be made are solely at Lender's election. Lender does not guarantee that it will make any additional payments.
- The total Consideration of $1,250,000 on the Principal Sum of $1,315,000 reflects a 5% original issue discount ("OID"). The Principal Sum on the Note shall be prorated based on the amounts actually funded by Lender taking into account the OID. For instance, the Principal Sum on the Note shall be $263,000 immediately after Lender funds the initial $250,000 payment set forth above.
- The Borrower may elect to decline all additional payments from Lender under this Note by paying a cancellation fee equal 10% of the Principal Sum attributable to the unfunded Consideration. The cancellation fee shall be payable (at Holder's election) either in cash or by being added to the Principal Sum of this Note (and in the case of the latter, for purposes of Rule 144 shall tack back to the original date of issue of this Note).

Additional Default Provisions

Default. The following are events of default under the Note, the Warrant, and any other document related to the transactions contemplated by Securities Purchase Agreement Document SPA-03082012: (i) the Borrower shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) the Company shall fail to pay any amount under the Warrant when due and payable (or payable upon exercise) thereunder; or (iv) the Company shall fail to honor its obligations under the Securities Purchase Agreement or any other document related to the Securities Purchase Agreement; or (v) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (vi) the Borrower shall become insolvent; or (vii) the Borrower shall make a general assignment for the benefit of creditors; or (viii) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (ix) an involuntary proceeding shall be commenced or filed against the Borrower; or (x) the Borrower shall lose its ability to electronically transfer shares by "DWAC/FAST" transfer; or (xi) the Borrower shall lose its status as "DTC Eligible"; or the borrower's shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (xii) the Borrower shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

COMPANY / BORROWER:

SUN RIVER ENERGY, INC.

By: ______________________
Donal R. Schmidt, Jr.
Chief Executive Officer

LENDER/HOLDER:

____
JMJ Financial / Its Principal

DOCUMENT D-03082012

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

COMMON STOCK PURCHASE WARRANT
DOCUMENT W-03082012

SUN RIVER ENERGY, INC.

Warrant Shares: 961,538
Aggregate Exercise Amount: $625,000

Initial Issuance Date: March 8, 2012

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, JMJ Financial, its Principal, or its assigns (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the three (3) year anniversary of the Initial Exercise Date (as subject to adjustment hereunder, the "Termination Date"), to subscribe for and purchase from Sun River Energy, Inc., a Colorado corporation (the "Company"), up to 961,538 shares (as subject to adjustment herein, the "Warrant Shares") of common stock of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1.2.

ARTICLE 1 EXERCISE RIGHTS

The Holder will have the right to exercise this Warrant to purchase shares of Common Stock as set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement Document SPA-03082012 dated March 8, 2012 between the Company and the Holder (the "Agreement").

1.1 Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, from and after the Initial Exercise Date, and then at any time, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile or emailed copy of the Notice of Exercise form annexed hereto. Within three (3) business days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or check drawn on a United States bank unless the cashless exercise procedure specified in Section 1.3 below is specified in the applicable Notice of Exercise. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise form within 24 hours of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

1.2 Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.65 per share, subject to adjustment hereunder (the "Exercise Price"). The aggregate exercise price exercisable on this Warrant shall be prorated based on 50% of the amounts actually funded by the Purchaser to the Company under the Note. For instance, upon the initial payment of $250,000 under the Note as of the Initial Issuance Date, the aggregate exercise price exercisable by the Holder is $125,000.

1.3 Cashless Exercise. If at any time after the earlier of (i) the six (6) month anniversary of the date of the Agreement and (ii) the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a "cashless exercise," as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

1.4 Termination. On the Termination Date, if all or any portion of this Warrant remains unexercised, the Termination Date shall be automatically extended for two years.

1.5 Delivery of Warrant Shares. Warrant Shares purchased hereunder will be delivered to Holder by 2:30 pm EST within two (2) business days of Notice of Exercise by "DWAC/FAST" electronic transfer (such date, the "Warrant Share Delivery Date"). For example, if Holder delivers a Notice of Exercise to the Company at 5:15 pm eastern time on Monday January 1st, the Company's transfer agent must deliver shares to Holder's broker via "DWAC/FAST" electronic transfer by no later than 2:30 pm eastern time on Wednesday January 3rd. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of delivery of the Notice of Exercise. Holder may assess penalties or liquidated damages (both referred to herein as "penalties") as follows. For each exercise, in the event that shares are not delivered by the third business day (inclusive of the day of exercise), the Company shall pay the Holder in cash a penalty of $2,000 per day for each day after the third business day (inclusive of the day of exercise) until share delivery is made. The Company will not be subject to any penalties once its transfer agent correctly processes the shares to the DWAC system. *The Company will make its best efforts to deliver the Warrant Shares to the Holder the same day or next day.*

1.6 Delivery of Warrant. The Holder shall not be required to physically surrender this Warrant to the Company. If the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, this Warrant shall automatically be cancelled without the need to surrender the Warrant to the Company for cancellation. If this Warrant shall have been exercised in part, the Company shall, at the request of Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant and, for purposes of Rule 144, shall tack back to the original date of this Warrant.

1.7 Warrant Exercise Rescission Rights. For any reason in Holder's sole discretion, including if the Warrant Shares are not delivered by DWAC/FAST electronic transfer or in accordance with the timeframe stated in Section 1.5, or for any other reason, Holder may, at any time prior to selling those Warrant Shares rescind such exercise, in whole or in part, in which case the Company must, within three (3) days of receipt of notice from the Holder, repay to the Holder the portion of the exercise price so rescinded and reinstate the portion of the Warrant and equivalent number of Warrant Shares for which the exercise was rescinded and, for purposes of Rule 144, such reinstated portion of the Warrant and the Warrant Shares shall tack back to the original date of this Warrant. If Warrant Shares were issued to Holder prior to Holder's rescission notice, upon return of payment from the Company, Holder will, within three (3) days of receipt of payment, commence procedures to return the Warrant Shares to the Company.

1.8 Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder the

Warrant Shares on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions and other fees, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either (x) reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded), (y) deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder, or (z) pay in cash to the Holder the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

1.9 Make-Whole for Market Loss after Exercise. At the Holder's election, if the Company fails for any reason to deliver to the Holder the Warrant Shares by DWAC/FAST electronic transfer (such as by delivering a physical certificate) and if the Holder incurs a Market Price Loss, then at any time subsequent to incurring the loss the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Company must make the Holder whole as follows:

> Market Price Loss = [(High trade price on the day of exercise) x (Number of Warrant Shares)] – [(Sales price realized by Holder) x (Number of Warrant Shares)]
>
> The Company must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder's written notice to the Company.

1.10 Make-Whole for Failure to Deliver Loss. At the Holder's election, if the Company fails for any reason to deliver to the Holder the Warrant Shares by the Warrant Share Delivery Date and if the Holder incurs a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows:

> Failure to Deliver Loss = [(High trade price at any time on or after the day of exercise) x (Number of Warrant Shares)]
>
> The Company must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder's written notice to the Company.

1.11 Choice of Remedies. Nothing herein, including, but not limited to, Holder's electing to pursue its rights under Sections 1.9 or 1.10 of this Warrant, shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

1.12 Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise.

1.13 Holder's Exercise Limitations. Unless otherwise agreed in writing by both the Company and the Holder, at no time will the Holder exercise any amount of this Warrant to purchase Common Stock that would result

in the Holder owning more than 4.99% of the Common Stock outstanding of the Company (the "Beneficial Ownership Limitation"). Upon the written or oral request of Holder, the Company shall within twenty-four (24) hours confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

ARTICLE 2 ADJUSTMENTS

2.1 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2.2 Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any security entitling the holder thereof (including sales or grants to the Holder) to acquire Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (a "Common Stock Equivalent"), at an effective price per share less than the Exercise Price then in effect (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance") (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price regardless of whether such holder has received or ever receives shares at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price and consequently the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder, in writing, no later than the business day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 2.2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "Dilutive Issuance Notice"). In addition, the Company shall provide the Holder, whenever the Holder requests at any time while this Warrant is outstanding, a schedule of all issuances of Common Stock or Common Stock Equivalents since the date of the Agreement, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms. The term issuances shall also include all agreements to issue, or prospectively issue Common Stock or Common Stock Equivalents, regardless of whether the issuance contemplated by such agreement is consummated. The Company shall notify the Holder in writing of any issuances within twenty-four (24) hours of such issuance. For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 2.2, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. "Variable Rate

Transaction" means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

2.3 Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 2.1 or 2.2 above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

2.4 Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 2.3), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

2.5 Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Article 2, the Company shall promptly notify the Holder (by written notice) setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ARTICLE 3 COMPANY COVENANTS

3.1 Reservation of Shares. As set forth in Section 2.2 of document SPA-03082012, as of the issuance date of this Warrant and for the remaining period during which the Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the full exercise of this Warrant. The Company represents that upon issuance, such Warrant Shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Warrant constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary Warrant Shares upon the exercise of this Warrant. No further approval or authority of the stockholders of the Board of Directors of the Company is required for the issuance of the Warrant Shares.

3.2 No Adverse Actions. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

ARTICLE 4 MISCELLANEOUS

4.1 Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

4.2 Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, by a written assignment of this Warrant duly executed by the Holder or its agent or attorney. If necessary to obtain a new warrant for any assignee, the Company, upon surrender of this Warrant, shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and such new Warrants, for purposes of Rule 144, shall tack back to the original date of this Warrant. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

4.3 Assignability. The Company may not assign this Warrant. This Warrant will be binding upon the Company and its successors, and will inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder to anyone of its choosing without the Company's approval.

4.4 Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

4.5 Governing Law. This Warrant will be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

4.6 Delivery of Process by Holder to the Company. In the event of any action or proceeding by Holder against the Company, and only by Holder against the Company, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known address or to its last known attorney set forth in its most recent SEC filing.

4.7 No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1.1. So long as this Warrant is unexercised, this Warrant carries no voting rights and does not convey to the Holder

any "control" over the Company, as such term may be interpreted by the SEC under the Securities Act or the Exchange Act, regardless of whether the price of the Company's Common Stock exceeds the Exercise Price.

4.8 Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

4.9 Attorney Fees. In the event any attorney is employed by either party to this Warrant with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Warrant or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Warrant, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

4.10 Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Warrant, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by the Company's counsel.

4.11 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies.

4.12 Amendment Provision. The term "Warrant" and all references thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SUN RIVER ENERGY, INC.

By: [signature]
Donal R. Schmidt, Jr.
Chief Executive Officer

HOLDER:

[signature]
JMJ Financial / Its Principal

NOTICE OF EXERCISE

TO: SUN RIVER ENERGY, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1.3, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1.3.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____

The Warrant Shares shall be delivered to the following DWAC Account Number:

____

____

____

(4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name: _______________________________
Date: _______________________________